BYLAWS

OF

LEGGETT & PLATT, INCORPORATED

as amended through February 24, 2005

PROTECTED BYLAWS

The following bylaws have been designated by the Company’s Board of Directors as Protected Bylaws in accordance with Article IX, Section 2 of the Company’s Restated Articles of Incorporation:

ARTICLE 1

Section 1.1	-	Annual Meeting
Section 1.2	-	Proper Business at Annual Meetings
Section 1.3	-	Special Meetings
Section 1.4	-	Quorum
Section 1.6	-	No Cumulative Voting
Section 1.7	-	Procedure

ARTICLE 2

Section 2.1	-	Number, Election & Removal of Directors
Section 2.2	-	Advance Notice of Nominations
Section 2.3	-	Qualification
Section 2.4	-	Regular and Special Directors’ Meetings
Section 2.6	-	Committees

ARTICLE 5

All Sections

ARTICLE 6

Section 6.6	-	Amendments

TABLE OF CONTENTS

OF BYLAWS

OF

LEGGETT & PLATT, INCORPORATED

Section 6.3 Fiscal Year	14
Section 6.4 Corporate Seal	14
Section 6.5 Examination of Books	14
Section 6.6 Amendments	14
Section 6.7 Provisions Additional to Provisions of Law	14
Section 6.8 Provisions Contrary to Provisions of Law	14

BYLAWS

OF

LEGGETT & PLATT, INCORPORATED

ARTICLE 1.

MEETINGS OF SHAREHOLDERS

Section 1.1 Annual Meeting - Date, Place and Time. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the Board of Directors shall fix each year. Each such annual meeting shall be held at such place, within or without the State of Missouri, and hour as shall be determined by the Board of Directors.

Section 1.2 Proper Business at Annual Meetings. (a) At an annual meeting of the shareholders, only such business shall be conducted as has been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder who was a shareholder of record both at the time of giving of notice provided for in Section 1.2(b) and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice and other requirements of this Section 1.2.

(b) For such business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice of the business in writing to the Secretary and such business must be a proper subject for action by the Corporation’s shareholders. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than 100 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if (i) no annual meeting was held in the previous year or (ii) the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the shareholder must be received not later than the later of the 100th day prior to such annual meeting or the tenth day following the public announcement of such meeting. Such shareholder’s notice shall set forth:

(i) a brief description of the business proposed to be brought before the meeting, the text of the proposal or business (including any proposed resolutions), the reasons for proposing to conduct such business at the meeting and any material interest of such shareholder (and of the beneficial owner, if any, on whose behalf the proposal is made) in such business; and

(ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (a) the name and address of such shareholder and beneficial owner, as they appear on the Corporation’s books, (b) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such shareholder and beneficial owner, (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such business, (d) any other information that is required to be provided by the shareholder or beneficial owner pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in such person’s capacity as a proponent of a shareholder proposal, and (e) a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or (ii) otherwise solicit proxies from shareholders in support of such proposal.

(c) Only such business shall be conducted at a meeting of shareholders as has been brought before the meeting in accordance with this Section 1.2. The presiding officer of the meeting shall determine whether any proposal to bring business before the meeting was made in accordance with this Section 1.2 and is a proper subject for shareholder action under applicable law and, if any proposed business is not in compliance with this Section 1.2 or not a proper subject for shareholder action, to declare that such defective proposal be disregarded. The presiding officer of a meeting shall have sole authority to decide questions of compliance with the foregoing procedures, and his ruling shall be final.

(d) Notwithstanding anything to the contrary in this Section 1.2, (i) if the shareholder (or a qualified representative of the shareholder) does not appear at the applicable meeting of shareholders to propose such business, such business shall not be transacted, and (ii) a shareholder shall also comply with state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.2. Nothing in this Section 1.2 shall be deemed to affect any rights of shareholders to request inclusion of proposals in, or the Corporation’s right to omit proposals from, the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor provision. The provisions of this Section 1.2 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) under the Exchange Act.

Section 1.3 Special Meetings. Except as otherwise required by law, special meetings of the shareholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President, or the Board of Directors. In addition, shareholders holding not less than two-thirds of all issued and outstanding shares which are entitled to vote for the election of Directors may call a special meeting of shareholders by providing a notice to the Secretary signed by the requisite number of shareholders and setting forth the information required by clauses 1.2(b)(i) and 1.2(b)(ii) of these Bylaws. The Secretary shall call a special meeting of the shareholders not later than ninety (90) days after receipt of such shareholder notice. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

Section 1.4 Quorum. Except as otherwise required by law, the Restated Articles of Incorporation or these Bylaws, the holders of a majority of the shares entitled to vote at any meeting of the shareholders, present in person or by proxy, shall constitute a quorum and the act of the majority of such quorum shall be deemed the act of the shareholders. The shareholders present at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of such number of shareholders as to reduce the remaining shareholders to less than a quorum.

Whether or not a quorum is present, the presiding officer of the meeting shall have the power, except as otherwise provided by statute, successively to adjourn the meeting to another place, date or time not longer than ninety days after each such adjournment, and no notice of any such adjournment need be given to shareholders if the place, date and time of the adjourned meeting are announced at the meeting at which the adjournment is taken.

At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 1.5 Qualification of Voters. The Board of Directors, in accordance with applicable law, may fix a record day prior to the day of holding any meeting of the shareholders as the time as of which the shareholders entitled to notice of and to vote at such meeting shall be determined. Only those persons who are holders of record of voting stock on any record date fixed by the Board of Directors shall be entitled to notice of, to attend and to vote at such meeting.

Section 1.6 No Cumulative Voting. Shareholders do not have the right to cumulate their votes in any manner in connection with the election of Directors.

Section 1.7 Procedure. The Chairman of the Board, or in his absence the Chief Executive Officer, or in his absence the President or in his absence the Secretary of the Corporation, shall preside at an annual or special meeting of the shareholders. In the absence of all of the above named officers, the Board of Directors shall select the person to preside at any meeting of the shareholders. It shall be the duty of such presiding officer to preserve order and ensure that the meeting is conducted in a businesslike and proper manner. The presiding officer shall have all sole, complete and absolute authority necessary to fully carry out his duties, including, without limitation, the power to postpone or adjourn the meeting from time to time if in his discretion such action is necessary or advisable to ensure order, seek and receive advice of counsel, ensure fair and complete voting or otherwise. The ruling of the presiding officer on any matter shall be final and conclusive. The presiding officer shall establish the order of business and such rules and procedures for the conduct of the meeting as in his sole, absolute and complete discretion he determines appropriate under the circumstances, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the person presiding over the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the voting or balloting, as applicable, including, without limitation, matters which are to be voted on by ballot, if any. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 1.8 Certification of Votes. If the object of a shareholders’ meeting be to elect Directors or to take a vote of the shareholders on any proposition, then the Chairman of the Board, Chief Executive Officer, the President or other person presiding at such meeting shall appoint not less than two persons, who are not Directors, inspectors to receive and canvass the votes given at such meeting and certify the result to him. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Any report or certificate made by the inspectors shall be prima facia evidence on the facts stated therein.

Section 1.9 Transmittal of Notices. Except as provided otherwise in the Bylaws, notices to shareholders shall be in writing and shall be given no less than ten nor more than seventy days before the date of the meeting, by or at the direction of the Secretary to each shareholder of record entitled to vote at such meeting and may be delivered in any reasonable manner including, but not limited to, U.S. mail, private courier, hand delivery or electronic transmission. An electronic transmission means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient, including, but not limited to, facsimile transmission, telex, telegram and communication utilizing the internet.

Notice by U.S. mail or private courier shall be deemed given when deposited with the postal service or courier. Notice by electronic transmission shall be deemed given when transmitted.

Section 1.10 Action By Consent. Any action which may be taken at a meeting of the Shareholders, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE 2.

DIRECTORS

Section 2.1 Number, Election, Removal and Vacancies. The whole Board of Directors shall consist of not less than three nor more than fifteen members, the exact number to be set from time to time by the Board of Directors. No decrease in the number of Directors shall shorten the term of any incumbent Director. In absence of the Board of Directors setting the number of directors, the number shall be eleven. The Directors shall be elected at the annual meeting of the shareholders, except as provided below, and each Director elected shall hold office until his successor is elected and qualified. Any Director or Directors may be removed only for cause and then only by the holders of a majority of the shares entitled to vote at an election of Directors, represented in person or by proxy, at any duly constituted meeting of the shareholders called for the purpose of removing any such Director or Directors. Vacancies on the Board of Directors and newly created directorships resulting from any increase in the number of Directors to constitute the Board of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, until the next election of Directors by the Shareholders.

Section 2.2 Advance Notice of Nominations. (a) Nominations of individuals for election to the Board of Directors may be made at an annual meeting of shareholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any shareholder of the Corporation who was a shareholder of record both at the time of giving of notice provided for in this Section 2.2(a) and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice and other requirements of this Section 2.2(a).

For nominations to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice of the nomination in writing to the Secretary. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than 100 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if (i) no annual meeting was held in the previous year or (ii) the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the shareholder must be received not later than the later of the 100th day prior to such annual meeting or the tenth day following the public announcement of such meeting. Such shareholder’s notice shall set forth:

(i) as to each person whom the shareholder proposes to nominate for election as a Director (a) the name, age, business and residential addresses, and principal occupation or employment of each proposed nominee, (b) the class and number of shares of capital stock of the Corporation that are beneficially owned by such nominee on the date of such notice, (c) a description of all arrangements or understandings between the shareholder and each nominee and the name of any other person or persons pursuant to which the nomination is to be made by the shareholder, (d) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act, and (e) the written consent of each proposed nominee to being named as a nominee in the proxy statement and to serve as a Director of the Corporation if so elected; and

(ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (a) the name and address of such shareholder and beneficial owner, as they appear on the Corporation’s books, (b) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such shareholder and beneficial owner, (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (d) any other information that is required to be provided by the shareholder or beneficial owner pursuant to Regulation 14A under the Exchange Act in such person’s capacity as a proponent of a shareholder proposal, and (e) a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal, or (ii) otherwise solicit proxies from shareholders in support of such proposal.

The Corporation may require any proposed nominee to furnish any information, in addition to that required above, it may reasonably require to determine the eligibility of the proposed nominee to serve as a Director of the Corporation.

(b) Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any shareholder of the Corporation who is a shareholder of record both at the time of giving of notice provided for in this Section 2.2(b) and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice and other requirements set forth in this Section 2.2(b).

For nominations to be properly brought before a special meeting by a shareholder, the shareholder must have given timely notice of the nomination in writing to the Secretary. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the later of the 100th day prior to such special meeting or the tenth day following the public announcement of such special meeting. Such notice must contain the same information as would be required for an annual meeting under Section 2.2(a). No other proposals of business by a shareholder, other than the nomination of persons for election to the Board requested by a shareholder, may be considered at a special meeting of the shareholders.

(c) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.2 shall be eligible to serve as Directors. The presiding officer of the meeting shall determine whether a nomination was made in accordance with this Section 2.2 and, if any proposed nomination is not in compliance with this Section 2.2, to declare that such defective nomination be disregarded. The presiding officer of the meeting shall have sole authority to decide questions of compliance with the foregoing procedures, and his ruling shall be final and conclusive.

(d) Notwithstanding anything to the contrary in this Section 2.2, (i) if the shareholder (or a qualified representative of the shareholder) does not appear at the applicable meeting of shareholders of the Corporation to present such nomination, such nomination shall be disregarded, and (ii) a shareholder shall also comply with state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.2.

Section 2.3 Qualification. Each Director upon reaching his seventieth birthday shall not thereafter stand for election to the Board of Directors at any meeting of shareholders. The application of this paragraph may be waived by the Board of Directors upon special request by the Chairman of the Board or the President.

No person shall be qualified to be elected and to hold office as a Director if such person is determined by a majority of the whole Board to have acted in a manner contrary to the best interests of the Corporation, including, but not limited to, violation of either State or Federal law, maintenance of interests not properly authorized and in conflict with the interests of the Corporation, or breach of any agreement between such Director and the Corporation relating to such Director’s services as a Director, employee or agent of the Corporation.

Section 2.4 Regular and Special Directors’ Meetings. Regular meetings of the Board of Directors may be held at such time and at such place, within or without the State of Missouri, as shall from time to time be determined by the Board. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, Chief Executive Officer or the President, and shall be called by the Secretary on the written request of two or more Directors.

No notice of regular meetings of the Board of Directors need be given.

At least three days prior notice of any special meeting of the Board of Directors shall be given to each Director.

Notwithstanding the provisions of the immediately preceding paragraph of the section, the Chairman of the Board, Chief Executive Officer, the President, or the Secretary on the written request of two or more Directors may call a special meeting of the Board of Directors upon notice to each Director at such Director’s last known address by telephone, electronic transmission or other means not later than the day preceding the date of the meeting.

A majority of members of the Board of Directors in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a lesser number may adjourn a meeting to another time or day if a quorum is not present. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Restated Articles, by these Bylaws or by law.

Attendance of a Director at any meeting shall constitute a waiver of notice of the meeting except where a Director attends a meeting for the sole and express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

Section 2.5 Action By Consent. Any action which is required to be or may be taken at a meeting of the Directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all the Directors. Any action which is required to be or may be taken at a meeting of a committee of Directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all the members of the committee.

Section 2.6 Committees. The Board of Directors at any time may elect from their number an executive committee, audit committee, compensation committee and other committees, each of which shall consist of not less than two Directors. Each such committee shall have such powers and duties as shall be delegated to it by the Board of Directors. Each member of such committee shall hold office at the pleasure of the Directors and may be removed by the Board of Directors at any time with or without cause. Vacancies occurring in any committee may be filled by the Board of Directors. During any vacancy on a committee, the remaining members shall have full power to act as the committee. Each committee may prescribe its own rules for calling and holding meetings and its method of procedure, subject, however, to any rules prescribed by the Board of Directors, and, if no such rules shall have been prescribed, the rules applicable to calling and holding of a meeting of the Board of Directors shall apply to the committee meetings. A quorum for any meeting of a committee shall consist of not less than a majority of the members in office at the time. A Director who may be disqualified, by reason of personal interest, from voting on any particular matter before a meeting of a committee may nevertheless be counted for the purpose of constituting a quorum of the committee. At each meeting of the committee at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the members present. Except as the executive committee’s powers and duties may be limited or otherwise prescribed by the Directors, the executive committee, during the intervals between the meetings of the Directors, shall possess and may exercise all of the powers of the Board of Directors in the management and control of the business and property of the Corporation; including but not limited to the power and authority to authorize the issuance or sale of the stock of the Corporation.

The foregoing notwithstanding, no committee shall be empowered to elect Directors to fill vacancies among the Directors or on any committee of the Directors. Subject to said exceptions, persons dealing with the Corporation shall be entitled to rely upon any action of a committee with the same force and effect as though such action had been taken by the Directors. Subject to the rights of third persons, any action of a committee shall be subject to revision or alteration by the Directors.

Section 2.7 Compensation of Directors. Directors and members of any committee of the Board of Directors shall be entitled to such reasonable compensation and fees for their services as such as shall be fixed from time to time by resolution of the Board of Directors and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board of Directors and any Committee thereof; provided, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.8 Honorary Directors. In addition to the Directors of the Corporation, there may be as many Honorary or Advisory Directors and Directors Emeritus as the Board of Directors may appoint. Honorary or Advisory Directors and Directors Emeritus shall have no liability after they become such for the actions of the Board of Directors and shall not be required to attend any meeting of the Board of Directors, but shall be notified of all meetings of the Board of Directors in the same manner as the Directors, and if in attendance at such meetings, shall have all the rights and privileges of Directors, except the right to vote on matters before such meetings.

ARTICLE 3.

OFFICERS

Section 3.1 Officers. The principal executive officers of the Corporation shall be the Chairman of the Board, the Chief Executive Officer, the President, one or more Vice Presidents (who may also be called executive vice president, senior executive vice president, group vice president, division vice president or the like), a Secretary and a Treasurer, all of which shall be elected by the Board of Directors. The Board may elect, or the Chairman of the Board or the Chief Executive Officer may appoint, such other officers (including vice presidents and assistant or associate officers), as may be deemed necessary or appropriate from time to time. Such officers may include, but shall not be limited to, a chief financial officer, a general counsel, controller and director of internal audit. Any two or more offices may be held by the same person.

The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices or as shall be specified from time to time by the Board of Directors or the Chairman of the Board, regardless of whether such authority and duties are customarily incident to such office.

Section 3.2 Removal. Any officer may be removed by the Board of Directors or the Chairman of the Board at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

ARTICLE 4.

CERTIFICATES FOR SHARES

Section 4.1 Issuance of Certificates. The shares of the Corporation shall be represented by certificates, provided, however, that the Board of Directors may provide by resolution that some or all of any classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate, in any form approved by the Board of Directors, certifying the number and class of shares owned by the shareholder in the Corporation, signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation which may be a facsimile engraved or printed. Each certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the State of Missouri, the name of the person to whom issued, the number and class and the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.

If the certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, any other signature on the certificate maybe a facsimile signature, or may be engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on the certificate shall have ceased to be an officer, transfer agent or registrar before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 4.2 Lost, Stolen, Destroyed or Mutilated Certificate. The holder of any shares of stock of the Corporation shall immediately notify the Corporation and its transfer agents and registrars, if any, of any loss, theft, destruction or mutilation of the certificates representing the same. The Corporation, acting through any of its duly authorized officers or other duly authorized employees, may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, destroyed or mutilated, upon the filing of an affidavit of that fact by the person claiming the certificate to be lost, stolen, destroyed or mutilated. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, destroyed or mutilated certificate or certificates, or the owner’s legal representative, to advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond in such sum and in such form as the Corporation may direct, and with a surety or sureties which the Corporation finds satisfactory, as indemnity against any claim or liability that may be made against or incurred by the Corporation and its transfer agents and registrars, if any, with respect to the certificate alleged to have been lost, stolen, destroyed or mutilated

Section 4.3 Transfer of Stock; Certificate Cancellation. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon transfer of certificated shares, the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other persons as the Board of Directors may designate, by whom they shall be cancelled and new certificates shall thereupon be issued. In the case of uncertificated shares, transfer shall be made only upon receipt of transfer documentation reasonably acceptable to the Corporation.

Section 4.4 Registered Owner. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Missouri.

Section 4.5 Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars which may be banks, trust companies or other financial institutions located within or without the State of Missouri; may define the authority of such transfer agents and registrars of transfers; may require all stock certificates to bear the signature of a transfer agent or registrar of transfers, or both; may impose such rules, regulations or procedures regarding uncertificated shares as it deems appropriate; and may change or remove any such transfer agent or registrar of transfers.

Section 4.6 Closing of Transfer Books and Fixing of Record Date. The Board of Directors shall have the power to close the transfer books of the Corporation for a period not exceeding seventy (70) days prior to the date of any meeting of shareholders, or the date for payment of any dividend, or the date for all allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect. In lieu of so closing the transfer books, the Board of Directors may fix in advance a record date for the determination of the shareholders entitled to notice of and to vote at any meeting and any adjournment or postponement thereof, or entitled to receive payment of any dividend or any allotment of rights, or entitled to exercise the rights in respect of any change, conversion or exchange of shares, up to seventy (70) days prior to the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect. In such case only the shareholders who are shareholders of record on the date of closing the share transfer books, or on the record date so fixed, shall be entitled to receive notice of and to vote at such meeting and any adjournment or postponement thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books or the record date. If the Board of Directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the 20th day preceding the date of the meeting shall be entitled to notice of and to vote at the meeting and upon any adjournment or postponement of the meetings, except that if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting and any adjournment or postponement of the meeting.

ARTICLE 5.

INDEMNIFICATION

Section 5.1 Right of Directors and Officers to Indemnification. Each person who was or is a Director or officer of the Corporation shall be indemnified by the Corporation as a matter of right to the fullest extent permitted or authorized by applicable law and as otherwise provided in Article VIII of the Corporation’s Restated Articles.

The indemnification described in the preceding paragraph of this Article 5 shall pertain to all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person who was or is a party to or who was or is involved in any proceeding by reason of acts or omissions:

(a) in such person’s capacity as or arising out of such person’s status as (i) a Director or officer of the Corporation; or (ii) a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise when so serving at the request of the Corporation; or

(b) in any other capacity while holding the office of either Director or officer of the Corporation.

Section 5.2 Indemnification of Employees, Agents, Etc. Each person who was or is an employee or agent of the Corporation, or who was or is serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of each such person) may, at the discretion of the Board of Directors, be indemnified by the Corporation to the same extent as provided herein with respect to any person who was or is a Director or officer of the Corporation.

Section 5.3 Right of Directors and Officers to Advance of Expenses. Expenses (including attorneys’ fees) incurred by any person who was or is a Director or officer of the Corporation in defending any proceeding (including those by or in the right of the Corporation) shall be promptly advanced by the Corporation when so requested by such person at any time and from time to time, but only if the requesting person delivers to the Corporation an undertaking to repay to the Corporation all amounts so advanced if it should ultimately be determined that the requesting person is not entitled to be indemnified by the Corporation under the “indemnification sources” as defined below, agreement, vote of shareholders or disinterested Directors or otherwise.

Section 5.4 Right of Claimant to Bring Suit. If a claim for indemnification under Section 5.1 or 5.3, respectively, is not paid in full by the Corporation within 90 or 15 days, respectively, after a written claim has been received by the Corporation, the claimant may bring suit against the Corporation to recover the unpaid amount of the claim. If the claimant is successful in whole or in part in such suit, the claimant shall also be paid the expense of prosecuting such claim.

It shall be a defense to any suit seeking indemnification under Section 5.1 of these Bylaws that the claimant has not met the standards of conduct which make it permissible (under indemnification sources, agreement, vote of shareholders or disinterested Directors or otherwise) for the Corporation to indemnify the claimant. The failure of the Corporation (through its Directors, independent legal counsel or shareholders) to make a determination before the commencement of such suit that indemnification of the claimant is proper under the circumstances (because the claimant has met the applicable standard of conduct) shall not be a defense to the claimant’s action or create a presumption that the claimant has not met the applicable standard of conduct. Similarly, an actual determination by the Corporation that the claimant has not met such applicable standard of conduct, shall not be a defense to the claimant’s action nor create a presumption that the claimant has not met the applicable standard of conduct.

Section 5.5 Definitions. In this Article the following terms have the following meanings:

(a) The term “applicable law” means (i) Section 351.355 of The Missouri General and Business Corporation Law (other than Subsection 6 thereof and any other Subsection comparable in purpose to Subsection 6) as in effect on May 7, 1986 and as thereafter amended (but in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than The Missouri General and Business Corporation Law permitted the Corporation to provide immediately prior to such amendment) and (ii) any other statutory indemnification provisions adopted after May 7, 1986.

(b) The term “Directors” or “officers” of the Corporation shall include the heirs, executors, administrators and estate of each such person who was a Director or officer, which heirs, executors, administrators and estate shall succeed to all of the indemnification and other rights of such Director or officer.

(c) The term “proceedings” shall mean any threatened, pending or completed action, suit or other proceeding (including those by or in the right of the Corporation) whether civil, criminal, administrative or investigative.

(d) The term “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan.

(e) The term “indemnification sources” shall refer jointly and severally to applicable law as defined above, this Article 5 and Article VIII of the Corporation’s Restated Articles of Incorporation.

(f) The term “other enterprise” shall include employee benefit plans.

(g) The term “serving at the request of the Corporation” shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries.

Section 5.6 Rights Not Exclusive. The indemnification and other rights provided by this Article and the other indemnification sources shall not be deemed exclusive of any other rights to which a Director or officer may be entitled under any agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding the office of Director or officer, and the Corporation may, at its discretion, provide such indemnification and other rights by any agreements, vote of shareholders or disinterested Directors or otherwise.

Section 5.7 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who was or is a Director, officer, employee or agent of the Corporation, or was or is serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under these Bylaws, other indemnification sources, agreement, vote of shareholders or disinterested Directors or otherwise.

Section 5.8 Enforceability; Amendment. Each person who was or is a Director or officer of the Corporation is a third party beneficiary of this Article 5 and shall be entitled to enforce against the Corporation all indemnification and other rights provided or contemplated by this Article 5.

This Article 5 may be hereafter amended or repealed; provided, however, no such amendment or repeal shall reduce, terminate or otherwise adversely affect the right of any person who was or is a Director or officer (i) to obtain indemnification or an advance of expenses with respect to a proceeding that pertains to or arises out of actions or omissions that occurred prior to the “Deadline Indemnification Date” as defined in the next paragraph of this Section, or (ii) to bring suit with respect to the foregoing under this Section 5.4 hereof.

The term “Deadline Indemnification Date” means the later of (a) the effective date of any amendment or repeal of this Article 5 which reduces, terminates or otherwise adversely affects the rights hereunder of any person who was or is a Director or officer; (b) the expiration date of such person’s then current term of office with, or service for, the Corporation (provided such person has a stated term of office or service and completes such term); or (c) the effective date such person resigns his office or terminates his service (provided such person has a stated term of office or service but resigns prior to the expiration of such term).

ARTICLE 6.

GENERAL PROVISIONS

Section 6.1 Dividends. The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its Restated Articles of Incorporation.

Section 6.2 Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any purpose or purposes, and may abolish any such reserve in the same manner.

Section 6.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors. In the absence of such resolution, the fiscal year of the Corporation shall be the calendar year.

Section 6.4 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 6.5 Examination of Books. Any shareholder of record desiring to examine the books and records of the Corporation may do so during regular business hours at the office of the Corporation where such books and records are normally kept. No such shareholder, however, may remove any such books and records from such premises, and no such shareholder shall make alterations to such books or records, and in each instance of examination by such shareholder of such books or records, an officer or employee designated by an officer of the Corporation shall be present at all times during such examination, and the regular wage or salary of such officer or employee for the period of time spent in such examination shall be paid to the Corporation by such shareholder or shareholders making such examination. Notwithstanding any provision hereinabove to the contrary, no shareholder shall have the right to examine the books or the records of the Corporation if any officer of the Corporation determines, in his or her discretion, that such examination may be to the detriment or competitive disadvantage of the Corporation or if the purpose of such examination is improper.

Section 6.6 Amendments. These Bylaws may be altered, amended, or repealed, to the extent not prohibited by law or the Restated Articles of Incorporation, by the Board of Directors.

Section 6.7 Provisions Additional to Provisions of Law. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

Section 6.8 Provisions Contrary to Provisions of Law. Any portion of these Bylaws which, upon being construed in the manner provided in Section 6.7 hereof, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law remain in effect, but such result shall not affect the validity or applicability of any other portion of these Bylaws, it being hereby declared that these Bylaws and each portion thereof would have been adopted, irrespective of the fact that any portion is illegal.